                                                                                                                   Exhibit        99.1
Exhibit 99.1
AirShares™ EU Carbon Allowances Fund
Monthly Account Statement
For the Month Ended June 30, 2009

Statement of Income (Loss)

Income
Unrealized Gain (Loss) on Market Value of Futures	$(550,720)
Unrealized Gain (Loss) on Foreign Currency Translations	101
Interest Income	202
Total Income (Loss)	$(550,417)

Expenses
Interest Expense	$352
Unitary Management Fee	2,999
Total Expenses	3,351
Net Gain (Loss)	$(553,768)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/01/09	$4,754,741
Net Gain (Loss)	(553,768)

Net Asset Value End of Period	$4,200,973
Net Asset Value Per Unit (200,000 Units)	$21.00

To the Shareholders of AirShares™ EU Carbon Allowances Fund :

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2009 is accurate and complete.

/s/ Jeffrey L. Feldman
Jeffrey L. Feldman
Chief Executive Officer
XShares Advisors LLC, Sponsor of AirSharesTM EU Carbon Allowances Fund

XShares Advisors LLC
420 Lexington Avenue
Suite 2550
New York, New York 10170